SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                     FIRST CAPITAL BANK HOLDING CORPORATION
                     --------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         Florida                                            59-3532208
         -------                                            ----------
 (State or Other Jurisdiction of                        (I.R.S. Employer
  Incorporation or Organization)                      Identification Number)

                             1891 South 14th Street
                         Fernandina Beach, Florida 32034
                         -------------------------------
                    (Address of Principal Executive Offices)

        First Capital Bank Holding Corporation 1999 Stock Incentive Plan
                           (Full Titles of the Plans)

                               Michael G. Sanchez
                      President and Chief Executive Officer
                     First Capital Bank Holding Corporation
                             1891 South 14th Street
                         Fernandina Beach, Florida 32034


                                 (904) 321-0400
                                 --------------
           (Name, address, and telephone number of agent for service)

                        --------------------------------

                              Copies Requested to:

                                 Neil E. Grayson
                             Jason R. Wolfersberger
                   Nelson Mullins Riley & Scarborough, L.L.P.
                     999 Peachtree Street, N.E., Suite 1400
                             Atlanta, Georgia 30309
                              (404) 817-6000
                              (404) 817-6050 (Fax)
                        --------------------------------


 Title of Securities              Amount to be     Proposed Maximum       Proposed Maximum         Amount of
  to be Registered                 Registered       Offering Price       Aggregate Offering    Registration Fee
                                                      per Share                Price
-----------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value      100,000(1)           $13.75(2)           $1,375,000(2)           $126.50
-----------------------------------------------------------------------------------------------------------------

(1) Represents shares of common stock issuable under the First Capital Bank Holding Corporation 1999 Stock Incentive Plan.

(2) This calculation is based upon an estimate of the fair market value of the Common Stock of $13.75 per share, which was the price of the last trade of which management is aware prior to this date. There is not an active trading market for the Common Stock and it is not possible to identify precisely the market value of the Common Stock.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by us with the SEC are incorporated by reference into this registration statement, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be incorporated by reference in this registration statement and shall be a part of this registration statement from the date of filing of the documents:

     o Our Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the SEC on March 31, 2003 as amended on April 10, 2003; and
     o Our Quarterly Report on Form10-QSB for the period ended March 31, 2003 filed with the SEC on May 12, 2003.

Item 4.  Description of Securities.

         No response to this item is required.

Item 5.  Interests of Named Experts and Counsel.

         No response to this item is required.

Item 6.  Indemnification of Directors and Officers.

         As provided under Florida law, our articles of incorporation provide that a director shall not be personally liable to First Capital or its shareholders for monetary damages for breach of duty of care or any other duty owed to First Capital as a director, except that such provision will not eliminate or limit the liability of a director

     o for any appropriation, in violation of his duties, of any business opportunity of First Capital;
     o for acts or omissions which involve intentional misconduct or a knowing violation of law;
     o   for unlawful corporate distributions; or
     o for any transaction from which the director received an improper personal benefit.

         Article VI of our bylaws provides that First Capital shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of First Capital, against reasonable expenses incurred by him in connection with such defense.

         Our bylaws also provide that First Capital is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of First Capital and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by

     o   a disinterested majority of the Board of Directors;
     o   a majority of a committee of disinterested directors;
     o   independent legal counsel; or
     o an affirmative vote of a majority of shares held by disinterested shareholders.

         No indemnification may be made to or on behalf of a director, officer, employee or agent in connection with a proceeding by or in the right of First Capital in which such person was adjudged liable to First Capital, or in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

         We may, if authorized by our shareholders by a majority of votes which would be entitled to be cast in a vote to amend our articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of First Capital.

         The Securities and Exchange Commission has informed us that indemnification for officers, directors, and controlling persons for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         No response to this item is required.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

Exhibit
Number         Description of Exhibit
-------        ----------------------

  4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form SB-2; File No. 333-69973).

  4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form SB-2; File No. 333-69973).

  4.3 First Capital Bank Holding Corporation 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 of the Company's Form 10-KSB for the year ended December 31, 1999).

  4.4 Form of Organizer Warrant Certificate (incorporated by reference to Exhibit 10.4 of the Company's Registration Statement on Form SB-2, File No. 333-69973).

  5.1          Legal Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

  23.1         Consent of Porter Keadle Moore, LLP

  23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (contained in their opinion filed as Exhibit 5.1)

  24 Power of Attorney (contained on the signature pages of this Registration Statement)


Item 9.  Undertakings.

      The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any additional or changed material information on the plan of distribution;

            provided, however, that the undertakings set forth in paragraph (i)
            --------  -------
            and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, First Capital Bank Holding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fernandina Beach, State of Florida, on this 21st day of May, 2003.

                                    FIRST CAPITAL BANK HOLDING CORPORATION


                                    By: /s/ Michael G. Sanchez
                                       -----------------------------------
                                       Michael G. Sanchez
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of First Capital Bank Holding Corporation (the "Company"), a Florida corporation, for himself or herself and not for one another, does hereby constitute and appoint Michael G. Sanchez a true and lawful attorney in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments, including post-effective amendments, to this Registration Statement, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto such attorney full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that the attorney shall lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                        Title                           Date
----------                        ------                          ----

 /s/ Michael G. Sanchez
-----------------------------
Michael G. Sanchez                President, Chief Executive      May 21, 2003
                                  Officer (principal executive
                                  officer), and Director

 /s/ Timothy S. Ayers
-----------------------------
Timothy S. Ayers                  Chief Financial Officer         May 21, 2003
                                  (principal accounting and
                                  financial officer)

  /s/ Ron Anderson
-----------------------------
Ron Anderson                      Director                        May 21, 2003


  /s/ Christina H. Bryan
-----------------------------
Christina H. Bryan                Director                        May 21, 2003



  /s/ C. Brett Carter
-----------------------------
C. Brett Carter                   Director                        May 21, 2003



  /s/ Suellen Rodeffer Garner
-----------------------------
Suellen Rodeffer Garner           Director                        May 21, 2003

/s/ William K. Haley, M.D.                                        May 21, 2003
-----------------------------
William K. Haley, M.D.            Director


/s/ Lorie L. McCarroll
-----------------------------
Lorie L. McCarroll                Director                        May 21, 2003


/s/ David F. Miller
-----------------------------
David F. Miller                   Director                        May 21, 2003



/s/ William J. Mock, Jr.
-----------------------------
William J. Mock, Jr.              Director                        May 21, 2003



/s/ Marlene J. Murphy
-----------------------------
Marlene J. Murphy                 Director                        May 21, 2003



/s/ Robert L. Peters
-----------------------------
Robert L. Peters                  Director                        May 21, 2003



/s/ Lawrence Piper
-----------------------------
Lawrence Piper                    Director                        May 21, 2003



/s/ Harry R. Trevett
-----------------------------
Harry R. Trevett                  Director                        May 21, 2003



/s/ Edward E. Wilson
-----------------------------
Edward E. Wilson                  Director                        May 21, 2003

Exhibit
Number            Description of Exhibit

  4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form SB-2; File No. 333-69973).

  4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form SB-2; File No. 333-69973).

  4.3 First Capital Bank Holding Corporation 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10. 3 of the Company's Form 10-KSB for the year ended December 31, 1999).

  4.4 Form of Organizer Warrant Certificate (incorporated by reference to Exhibit 10.4 of the Company's Registration Statement on Form SB-2, File No. 333-69973).

  5.1          Legal Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

  23.1         Consent of Porter Keadle Moore, LLP

  23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (contained in their opinion filed as Exhibit 5.1)

  24 Power of Attorney (contained on the signature pages of this Registration Statement)